                                                                    Exhibit 10.6
                                     LEASE
                                     -----

     This Lease (this "Lease"), effective as of October 1, 2000 (the "Effective Date"), is made by and between 6750 MAIN STREET, INC., a Connecticut corporation ("Landlord"), and CIDRA CORPORATION, a Delaware corporation ("Tenant").

                              Table of Contents                     Page

ARTICLE 1    BASIC PROVISIONS.......................................  1
ARTICLE 2    DEFINITIONS............................................  2
     Section 2.1   Certain Definitions..............................  2
ARTICLE 3    LEASE OF PREMISES......................................  3
     Section 3.1   Demise...........................................  3
ARTICLE 4    TERM...................................................  4
     Section 4.1   Initial Term.....................................  4
     Section 4.2   Renewal Term(s)..................................  4
     Section 4.3   Term of this Lease...............................  4
ARTICLE 5    RENT...................................................  4
     Section 5.1   Base Rent and Additional Rent....................  4
ARTICLE 6    INITIAL IMPROVEMENTS; DELAYS...........................  5
ARTICLE 7    USE....................................................  5
     Section 7.1   Permitted Uses...................................  5
ARTICLE 8    REAL ESTATE TAXES......................................  5
     Section 8.1   Definitions......................................  5
     Section 8.2   Payment of Taxes.................................  6
ARTICLE 9    UTILITIES AND SERVICES.................................  6
     Section 9.1   Tenant Obligations...............................  6
ARTICLE 10   ASSIGNMENT, MORTGAGING AND SUBLETTING..................  7
     Section 10.1  General Prohibition and Exceptions...............  7
     Section 10.2  Consent..........................................  7
     Section 10.3  Continuation of Liability........................  7
ARTICLE 11   COMPLIANCE WITH LAWS...................................  8
     Section 11.1  Obligations of Landlord and Tenant...............  8
     Section 11.2  Obligations of Tenant............................  8
ARTICLE 12   ENVIRONMENTAL..........................................  8

     Section 12.1  Tenant's Environmental Obligations...............  8
     Section 12.2  Landlord's Environmental Obligations.............  8
     Section 12.3  Indemnification Obligations......................  9
     Section 12.4  Definitions......................................  9
     Section 12.5  Survival......................................... 10
ARTICLE 13   LANDLORD'S REPRESENTATIONS AND WARRANTIES.............. 10
     Section 13.1  Landlord's Representations Regarding
                     Title And Use.................................. 10
     Section 13.2  Landlord's Representations Regarding
                     Legal Proceedings.............................. 10
     Section 13.3  Title Matters.................................... 10
ARTICLE 14   ALTERATIONS; IMPROVEMENTS.............................. 10
     Section 14.1  Tenant Alteration................................ 10
     Section 14.2  Law; Mechanics' Liens............................ 11
ARTICLE 15   REPAIRS................................................ 11
     Section 15.1  Tenant's Obligations............................. 11
     Section 15.2  Landlord's Obligations........................... 11
ARTICLE 16   CASUALTY............................................... 11
     Section 16.1  Restoration and Abatement........................ 11
     Section 16.2  Right of Termination............................. 11
ARTICLE 17   EMINENT DOMAIN......................................... 12
     Section 17.1  Termination, Abatement and Restoration........... 12
     Section 17.2  Condemnation Award............................... 13
ARTICLE 18   TENANT'S DEFAULT; LANDLORD'S REMEDIES.................. 13
     Section 18.1  Tenant's Events of Default....................... 13
     Section 18.2  Landlord's Remedies.............................. 13
ARTICLE 19   LANDLORD'S DEFAULT; TENANT'S REMEDIES.................. 14
     Section 19.1  Landlord's Default............................... 14
     Section 19.2  Tenant's Remedies................................ 14
ARTICLE 20   NON-LIABILITY AND INDEMNIFICATION...................... 14
     Section 20.1  Nonliability..................................... 14
     Section 20.2  Indemnification By Tenant........................ 15
     Section 20.3  Indemnification By Landlord...................... 15
     Section 20.4  Conditions to Indemnification.................... 15
ARTICLE 21   SURRENDER.............................................. 15

     Section 21.1  Surrender........................................ 15
     Section 21.2  Holdover......................................... 16
ARTICLE 22   INSURANCE.............................................. 16
     Section 22.1  Landlord's Insurance............................. 16
ARTICLE 23   SUBORDINATION, NONDISTURBANCE AND ATTORNMENT........... 16
     Section 23.1  Subordination; Non-Disturbance................... 16
     Section 23.2  Attornment....................................... 17
ARTICLE 24   ACCESS................................................. 17
     Section 24.1  Landlord's Access................................ 17
     Section 24.2  ................................................. 17
ARTICLE 25   INABILITY TO PERFORM AND WAIVERS....................... 18
     Section 25.1  Unavoidable Delays............................... 18
     Section 25.2  Trial by Jury.................................... 18
     Section 25.3  Waivers.......................................... 18
ARTICLE 26   QUIET ENJOYMENT........................................ 18
     Section 26.1  Covenant......................................... 18
ARTICLE 27   BROKERAGE.............................................. 18
     Section 27.1  Representations and Indemnification.............. 18
ARTICLE 28   NOTICES AND ESTOPPEL CERTIFICATE....................... 19
     Section 28.1  Notice Methods................................... 19
     Section 28.2  Estoppels and Payment to Mortgagee............... 19
ARTICLE 29   SIGNS.................................................. 20
     Section 29.1  Tenant's Signs................................... 20
ARTICLE 30   SECURITY DEPOSIT....................................... 20
ARTICLE 32   MISCELLANEOUS.......................................... 20
     Section 32.1  Successors....................................... 20
     Section 32.2  Entire Agreement and Amendments.................. 20
     Section 32.3  Governing Law.................................... 21
     Section 32.4  Invalid Provision................................ 21
     Section 32.5  Consents......................................... 21
     Section 32.6  Notice of Lease.................................. 21
     Section 32.7  Counterparts..................................... 21
     Section 32.8  Cumulative Remedies.............................. 21

EXHIBITS:
---------

A -      Sketch of Premises
B -      Description of Land
C -      List of Encumbrances
D -      Work Letter

                                   ARTICLE 1
                               BASIC PROVISIONS
                               ----------------

A.     Effective Date of Lease:         October 1, 2000

B.     Landlord:                        6750 Main Street, Inc.

C.     Landlord's Notice Address:       P.O. Box 550
                                        New Britain, Connecticut 06050
                                        Attention: Richard Creed

D.     Landlord's Address for the       P.O. Box 550
       Payment of Rent:                 New Britain, Connecticut 06050

E.     Tenant:                          CiDRA Corporation

F.     Tenant's Notice Address:         50 Barnes Park North
                                        Wallingford, Connecticut 06492
                                        Attention: Michael Grillo, Esq.

                                        with a copy to:
                                        Day, Berry & Howard, LLP
                                        CityPlace I
                                        Hartford, Connecticut 06103--343
                                        Attention: J. Roger Hanlon, Esq.

G.     Address of Premises:             8 Enterprise Road
                                        Wallingford, Connecticut 06492

H.     Square Footage of                Premises: 28,085 rentable square feet
       Premises and Building:           Building: 28,085 rentable square feet

I.     Tenant's Share:                  100%

J.     Initial Term:                    Ten years

K.     Commencement Date:               October 1, 2000

L.     Base Rent:

      Lease Year(s)               Annual Rent            Monthly Rent
      -------------               -----------            ------------

         1st Lease Year           $154,467.50             $12,872.29
      2nd - 3rd Lease Years       $168,510.00             $14,042.50
      4th - 7th Lease Years       $175,531.25             $14,627.60
      8th - 10th Lease Years      $189,573.75             $15,797.81

M.    Rent Type:                      N/N/N

N.    Early Termination:              Section 3.3
                                      -----------

O.    Option to Renew:                One five-year extension option

P.    Renewal Term Base Rent:

      Lease Years                 Annual Rent            Monthly Rent
      -----------                 -----------            ------------

11th - 13th Lease Years           $203,616.25             $16,968.02
14th - 15th Lease Years           $213,446.00             $17,787.17

Q.    Service of Notices:         Article 28

R.    Parking Spaces/Permits:     All (Article 31)

S.    Security Deposit:           $25,744.58, subject to Article 30

T.    Brokers:                    None



                                   ARTICLE 2
                                  DEFINITIONS
                                  -----------

     Section 2.1  Certain Definitions.
                  --------------------

     For the purposes of this Lease, unless the context otherwise requires:

          (a) "Base Building Systems" shall mean the mechanical, gas, utility, electrical, sanitary, HVAC, elevator, plumbing, sprinkler, cabling and wiring, telecommunication, emergency generation (if any), life-safety and other service systems of the Building, excluding any HVAC and other separate or additional systems installed by Tenant within the Building and serving exclusively the Premises.

          (b) "Building" shall mean the building known as 8 Enterprise Road, Wallingford, Connecticut, containing approximately 28,085 rentable square feet.

          (c) "Building Parking Area" shall mean the paved area of the Land adjacent to the Building intended for parking of vehicles, as shown on the sketch of the Premises attached hereto as Exhibit A.

          (d) "Business Days" shall mean all days except Saturdays, Sundays and Legal Holidays.

          (e) "Governmental Authority" shall mean any federal, state, county, municipal or local government and all departments, commissions, boards, bureaus and offices thereof having or claiming jurisdiction over the Premises.

          (f)  "HVAC" shall mean heating, ventilating and air conditioning.

          (g) "Land" shall mean that certain parcel or parcels of real property located in the Town, the County of New Haven and State of Connecticut, as more particularly described on Exhibit B attached hereto, and on which the Building is situated.

          (h) "Landlord's Representatives" shall mean the employees, agents, contractors and invitees of Landlord.

          (i) "Lease Year" shall mean every period of 12 consecutive, full months during the Term, commencing on the Commencement Date; provided, however, if the Commencement Date is not the first day of a month, then the first (1st) Lease Year shall commence on the Commencement Date and terminate at the end of the last day of the month in which the first anniversary of the Commencement Date occurs.

          (j) "Legal Holidays" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

          (k) "Legal Requirements" shall mean every statute, law (including, without limitation, the Americans with Disabilities Act of 1990 (the "ADA")), ordinance, code, regulation, order, permit, approval, license, judgment, restriction or rule of any Governmental Authority or other public or quasi-public body, agency, court, department, bureau or authority having jurisdiction over the subject matter.

           (l) "Person" shall mean any individual, partnership, limited liability company, trust, corporation, firm or other person or entity.

           (m) "Premises" means the aggregate of the Land, the Building and all improvements on the Land and all appurtenances thereto, including the Building Parking Area.

           (n) "Structure" shall mean the bearing walls, roof, exterior walls, support beams, foundation, window frames, windows, floor slabs and support columns of the Building.

           (o) "Tenant's Property" shall mean all trade fixtures, furniture, equipment and supplies, including without limitation racking, moveable partitions, panels, generators, computers, HVAC systems, air compressors, mechanical systems and preform and draw tower related equipment provided or installed by or for the benefit of Tenant.

           (p) "Tenant's Representatives" shall mean the employees, agents, contractors and invitees of Tenant.

           (q)  "Town" shall mean Wallingford, Connecticut.

           (r) "Unavoidable Delays" shall mean any and all delays beyond a party's reasonable control, including without limitation, delays caused by the other party, governmental restrictions, governmental regulations and controls, order of civil, military or naval authority, governmental preemption, strikes, labor disputes, lock-outs, acts of God, fire, earthquake, floods, explosions, extreme weather conditions, enemy action, and civil commotion, riot or insurrection, but expressly excluding insufficiency of funds and casualty and condemnation covered under Articles 16 and 17 below.

                                   ARTICLE 3
                               LEASE OF PREMISES
                               -----------------

     Section 3.1  Demise.
                  -------
     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon the terms and conditions set forth herein.

                                   ARTICLE 4
                                     TERM
                                     ----

     Section 4.1  Initial Term.
                  -------------

     The Premises are leased for an initial term (the "Initial Term") commencing on October 1, 2000 (the "Commencement Date") and terminating at the end of the day on September 30, 2010, unless sooner terminated pursuant to the terms hereof.

     Section 4.2  Renewal Term(s).
                  ----------------
     (a) Tenant shall have the right (the "Renewal Option") to extend the term of this Lease for one five-year term ( the "Renewal Term") commencing immediately upon the expiration of the Initial Term. The Renewal Term shall be upon all of the terms and conditions of this Lease except that Base Rent during the Renewal Term shall be as set forth in Article 1.P.

     (b) The Renewal Option may be exercised only by notice of exercise given by Tenant to Landlord at least six months prior to the expiration of the Initial Term. The option may not be exercised, however, if a Tenant Default exists as of the date of Tenant's exercise of the Renewal Option. Any termination, cancellation or surrender of this Lease shall terminate any right of renewal hereunder and the Renewal Term. Promptly after Tenant exercises its option hereunder, the parties shall enter into an amendment to this Lease memorializing the Renewal Term at the new Base Rent set forth in Article 1.P.

     Section 4.3  Term of this Lease.
                  -------------------
     The Initial Term and any Renewal Terms exercised by Tenant hereunder shall be referred to herein collectively as the "Term."


                                   ARTICLE 5
                                     RENT
                                     ----

     Section 5.1  Base Rent and Additional Rent.
                  ------------------------------

     Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at the address set forth in Article 1 as Landlord's address for the payment of Rent, or at such other place as Landlord may designate by notice given in accordance with Article 28, the following:

     (a) Annual base rent ("Base Rent") for each Lease Year during the Term as set forth in Article 1.L, payable in equal monthly installments in advance on the first day of each calendar month. Base Rent for any partial month shall be proportionately abated based on the actual number of days in such month.

     (b) Additional rent ("Additional Rent") consisting of all other sums of money that become due and payable by Tenant hereunder. Except as otherwise specifically provided herein, Additional Rent shall be payable within 30 days after Tenant receives written demand for payment from Landlord, together with reasonable supporting documentation. Base Rent and Additional Rent are herein collectively called "Rent."

     (c) There shall be no abatement of, deduction from, counterclaim or setoff against Rent except as otherwise specifically provided herein.

                                   ARTICLE 6
                         INITIAL IMPROVEMENTS; DELAYS
                         ----------------------------

     Section 6.1  Initial Improvements; Delays.
                  -----------------------------

     Landlord shall construct the Premises in a good and workmanlike manner and in accordance with the work letter attached hereto as Exhibit D ("Landlord's Work"). Landlord will deliver the Premises to Tenant with all of Landlord's Work completed on or before the dates specified in Section 24.2 hereof. If Landlord is delayed in completing Landlord's Work by Unavoidable Delays, then Landlord shall give notice thereof to Tenant and the Commencement Date shall be postponed for an equal number of days as the delay as set forth in the notice, provided, however, if such delays exceed 45 days, then Tenant upon notice to Landlord shall have the right to terminate this Lease without liability to Tenant. If the Commencement Date is postponed as aforesaid, Tenant and Landlord shall execute a writing confirming the Commencement Date on such form as shall be reasonably acceptable to Landlord and Tenant.

                                   ARTICLE 7
                                      USE
                                      ---

     Section 7.1  Permitted Uses.
                  ---------------

     Tenant shall have the right to use the Premises for: executive and administrative offices; sale, display, storage, service, repair and use of Tenant's products and equipment; manufacture of optical fiber and fiber components; manufacture and assembly of Tenant's products; all other uses incidental and related to the foregoing; and for any purposes permitted under Legal Requirements.

                                   ARTICLE 8
                               REAL ESTATE TAXES
                               -----------------

     Section 8.1  Definitions.
                  ------------

     As used herein "Taxes" shall mean: (i) all general and special duties, taxes, assessments, special or otherwise, sewer rents, rates and charges, water rents, rates and charges, or any other charge of a similar or dissimilar nature, of any kind, that may be levied or assessed upon or with respect to the Premises or any part thereof; (ii) any other governmental or quasi-governmental charges of any kind or nature that may at any time prior to or during the Term become due and payable and be levied or assessed by any authority having power to do so with respect to the Premises or any part thereof; (iii) all taxes or charges levied on Rent or the gross receipts from the Premises to the extent they are in lieu of or a substitute for, in whole or in part, any other current tax, assessment or charge upon or with respect to the Premises. If any new assessments or other Taxes may be paid in installments, such Taxes shall be paid in installments over the longest period permitted. Notwithstanding the foregoing, "Taxes" shall be deemed not to include: (v) income tax, tax on rents or rentals except as specifically set forth in subsection (a)(iii) above, excess profits or revenue tax, excise tax or inheritance tax, gift tax, gains tax, franchise tax, corporation tax, capital levy transfer, estate, succession or other similar tax or charge that may be payable by or chargeable to Landlord under any Legal Requirement; (w) increases in assessments caused by Landlord's sale of all or any part of the Premises or an interest therein; (x) interest or penalties imposed upon Landlord for late payment of Taxes; (y) special assessments and Taxes resulting from the expansion or renovation of the Premises or from tenant improvements not approved by Tenant; and (z) Taxes and assessments for a facility (such as a garage) and land used in connection therewith, including retail and other non-office space at the Premises, for which a fee or rent is charged.

     Section 8.2  Payment of Taxes.
                  -----------------

     Landlord shall cause the bills for all Taxes to be sent directly to Tenant for payment by Tenant. Tenant shall pay all Taxes relating to the Term before delinquency. If any bills for Taxes for the Term are not sent directly to Tenant, Tenant shall pay Landlord, within 30 days after rendition of a statement and supporting documentation therefor, all such Taxes.

     Section 8.3  Proration.
                  ----------

     If the Commencement Date occurs on a date other than the first day of the tax year, or the Term expires on a date prior to the end of the tax year, Taxes payable hereunder for such fractional months shall be appropriately prorated based upon the number of days in the applicable month.

     Section 8.4  Tax Contest.
                  ------------

     (a) Tenant may contest the amount or validity of any Taxes in any manner permitted by law, in Tenant's name, and whenever necessary in Landlord's name. Landlord will cooperate with Tenant and execute any documents or pleadings required for such purpose. If permitted by law, Tenant may defer payment of the contested Taxes.

     (b) Any refund with respect to Taxes paid by Tenant or paid by Landlord and for which Landlord has been reimbursed by Tenant shall be the property of Tenant. Any other Tax refund shall be the property of Landlord.

     (c) Tenant may postpone or defer payment of any Taxes during the pendency of appropriate proceedings brought by Tenant to contest the same, provided that such postponement or deferral will not jeopardize Landlord's title or constitute a default in any mortgage on the Premises.

                                   ARTICLE 9
                            UTILITIES AND SERVICES
                            ----------------------

     Section 9.1  Tenant Obligations.
                  -------------------

     Tenant shall provide its own janitor service, and pay for its own utilities such as water, fuel, electricity and telephone service, and sewer rents, if any. Tenant shall keep sidewalks, drives and the Building Parking Area free and clear of snow and ice.

     Section 9.2  Interruption of Services.
                  -------------------------

     If: (i) any service is interrupted for more than three consecutive Business Days; (ii) Tenant promptly gives Landlord notice of such interruption; (iii) such interruption does not result from the negligent or willful act or omission of Tenant or Tenant's Representatives, or from any failure of Tenant to comply with any term or condition of this Lease; and (iv) such interruption renders any portion of the Premises unusable or inaccessible by Tenant in the conduct of its business or materially disrupts Tenant's operations at the Premises, then Rent shall thereupon abate with respect to the portion of the Premises rendered unusable or inaccessible, retroactive to the first day of the interruption, until such discontinuance is substantially remedied; provided, however, if such interruption continues for more than seven consecutive Business Days, Tenant may terminate this Lease by written notice to Landlord. If Tenant does not terminate this Lease as provided in this paragraph, then after the end of the five Business Day period, Tenant may take reasonable steps to restore such service from within the Building and shall invoice Landlord for the actual and reasonable cost thereof, which Landlord shall pay within 30 days of receipt thereof, and if not so paid, Tenant shall have a credit in such amount against Rent next due hereunder. The abatement, right of self-help and termination right provided for in this subsection shall not apply to any interruption of a Building Service caused by casualty or condemnation, which shall be governed respectively by Articles 16 and 17.

                                  ARTICLE 10
                     ASSIGNMENT, MORTGAGING AND SUBLETTING
                     -------------------------------------

     Section 10.1  General Prohibition and Exceptions.
                   -----------------------------------

     (a) Neither this Lease, nor the Term and estate hereby granted, nor any part hereof or thereof shall be assigned or otherwise transferred by Tenant, and neither the Premises, nor any part thereof, shall be sublet, used, occupied or permitted to be used or occupied, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior consent of Landlord in each case, except as expressly otherwise provided in this Article. Such transactions are herein collectively referred to as "Transfers," and the applicable assignee or subtenant is a "Transferee."

     (b) Notwithstanding anything to the contrary herein, neither the prior notice to nor consent of Landlord shall be required with respect to a Transfer to: (i) an entity controlled by, controlling or under common control with Tenant, or in which Tenant owns a legitimate interest for a legitimate purpose (collectively, an "Affiliate"); or (ii) an entity succeeding to substantially all of the business of Tenant (a "Successor"), by merger, consolidation or acquisition (in either case, a "Permitted Transfer" to a "Permitted Transferee"). For this purpose "control" shall mean the possession of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of a sufficient percentage of voting securities, by contract or otherwise. In connection with any Permitted Transfer, Tenant shall deliver a copy of the documentation to Landlord within ten (10) days after the execution of the assignment or sublease.

     Section 10.2  Consent.
                   --------

     When required under this Article, Landlord's consent to a proposed Transfer shall not be unreasonably withheld, delayed or conditioned. If Landlord shall not respond to a request for consent within ten (10) days, such consent shall be deemed given.

     Section 10.3  Continuation of Liability.
                   --------------------------

     (a) In the case of a Transfer, Tenant shall remain primarily liable for the performance or observance of all of the terms and provisions on Tenant's part to be performed or observed under this Lease (such liability to be joint and several with that of the Transferee following the effective date of the Transfer); provided, however, that if Tenant shall assign this Lease in accordance with all of the terms and conditions of this Article to an entity with a net worth of not less than the Minimum Amount (as hereinafter defined), or if the guarantor (of payment, not merely collection) of such entity shall have a net worth of not less than the Minimum Amount, as evidenced by the assignee's (or guarantor's) most recent audited financial statements, not more than 12 months old, then Tenant shall thereupon be released from any liability accruing hereunder after the effective date of the assignment. The "Minimum Amount" shall be an amount equal to ten (10) times the Base Rent owed for the balance of the Term.

     (b) Landlord's consent to an assignment or subletting shall not be construed as a waiver of any requirement for obtaining Landlord's consent to any subsequent assignment of this Lease or subletting of part or all of the Premises as required herein.

     If Tenant assigns this Lease and any subsequent assignee of this Lease defaults, anything herein to the contrary notwithstanding, the defaulting Tenant may, without Landlord's prior consent, reassign this Lease to Tenant or a Permitted Transferee, provided that, as a condition to the effectiveness of such reassignment, the assignee promptly cures all existing defaults under this Lease.

                                  ARTICLE 11
                             COMPLIANCE WITH LAWS
                             --------------------

     Section 11.1  Obligations of Landlord and Tenant.
                   -----------------------------------

     (a) Landlord shall comply, at Landlord's sole cost and expense, with all Legal Requirements that: (i) are applicable to all or any part of the physical condition and occupancy of the Building, the Base Building Systems or the Land or additions thereto; or (ii) relate to the performance by Landlord of any duties or obligations to be performed by Landlord under this Lease.

     (b) Landlord shall obtain (and maintain), at Landlord's sole cost and expense, any permit, license, certificate or other authorization required for the lawful and proper use and occupancy by Tenant or any other party of all or any part of the Premises and shall provide a copy thereof to Tenant upon Tenant's request.

     Section 11.2  Obligations of Tenant.
                   ----------------------

     Tenant shall comply, at Tenant's sole cost and expense, with all Legal
Requirements: (i) that are applicable to Tenant's particular use and manner of use of the Premises; and (ii) in connection with any Tenant Alterations (as defined in Section 14.1 below).

                                  ARTICLE 12
                                 ENVIRONMENTAL
                                 -------------

     Section 12.1  Tenant's Environmental Obligations.
                   -----------------------------------

     (a) Tenant covenants that no Hazardous Materials (as hereinafter defined) will be brought onto or stored or used in the Premises by Tenant or Tenant's Representatives, except in compliance with all Legal Requirements.

     (b) Tenant shall hold harmless, indemnify and defend Landlord from and against any Environmental Damages (as hereinafter defined) resulting from events occurring on or about the Premises and caused by Tenant or Tenant's Representatives.

     Section 12.2  Landlord's Environmental Obligations.
                   -------------------------------------

     (a) Landlord represents and warrants that there are currently no Hazardous Materials on, in, at or affecting the Premises. Landlord shall deliver to Tenant a copy of Landlord's most recent Phase I Environmental Assessment on or prior to the execution of this Lease by the parties hereto. Landlord represents and warrants that it has no knowledge or reason to believe, and has not received any notices or communications from any Governmental Authority, that any Person at the Premises has violated any Legal Requirement with respect to the acquisition, handling, storage, treatment, shipment or disposal of, or any other matters pertaining to, Hazardous Materials. Landlord represents and warrants that neither it nor the Premises is subject to any decree, order or judgment relating to environmental Legal Requirements. Landlord represents and warrants that, to the best of Landlord's knowledge, any underground storage tanks on the Land are in compliance with all Legal Requirements and the Land has never been used as a landfill or waste disposal site.

     (b) Landlord shall hold harmless, indemnify and defend Tenant from and against any Environmental Damages resulting from events occurring on or about the Premises prior to and during the Term, except for Environmental Damages caused by Tenant or Tenant's Representatives.

     Section 12.3  Indemnification Obligations.
                   ----------------------------

     (a) If either Landlord or Tenant receives notice of any claim giving rise to the other party's obligation to indemnify under this Article, the indemnified party shall promptly notify the other in writing of such claim. The indemnifying party shall have the right and option in the first instance, through counsel of its own choosing and at its own expense, to deal with, defend, settle or compromise any such claim.

     (b) If the indemnifying party fails to appoint counsel to deal with, defend, settle or compromise any such claim within 60 days after receiving notice thereof, the indemnified party may, but shall not be obligated to, deal with, defend, settle or compromise any such claim through counsel of its own choosing, at the expense of the indemnifying party. In such event, any settlement or compromise shall not be made without prior notice to the indemnifying party. The parties shall cooperate with each other in the defense of any such claim or litigation, at the indemnifying party's expense.

     Section 12.4  Definitions.
                   ------------
     (a) "Environmental Damages" shall mean all claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances and liens, and any other costs and expenses, resulting from the existence on or in, or release to, the ground or air, of Hazardous Materials in violation of, or alleged to be in violation of, the Legal Requirements applicable thereto, including any attorneys' fees, disbursements, consultant's fees and other costs resulting from: (i) investigation and defense of any alleged claim; (ii) directive of any Governmental Authorities, whether or not the claims or directives are groundless, false or fraudulent, or are ultimately defeated; and (iii) any settlement or judgment.

     (b) "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste (including constituents thereof) that is or becomes regulated by one or more Governmental Authorities. The words "Hazardous Materials" include, without limitation: (i) any material or substance listed or defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "toxic substance" under any Legal Requirement; (ii) petroleum and its byproducts; (iii) asbestos, radon gas and urea formaldehyde foam insulation; (iv) polychlorinated biphenyl; (v) any substance designated as a hazardous or toxic waste or substance (or words of similar import) pursuant to the Federal Water Pollution Control Act, as amended (33 U.S.C. (S)1317), the Federal Resource Conservation and Recovery Act, as amended (42 U.S.C. (S)6903), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. (S)(S)9601 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. (S)(S)2601 et seq.), or the Hazardous Materials Transportation Act, as amended (49 U.S.C. (S)(S)1801 et seq.); or (vi) any other chemical, material, gas or substance, the exposure to or release of which is or may hereafter be prohibited, limited or regulated by any governmental or quasi-governmental entity having jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health or safety of the occupants of the Premises or the occupants of property adjacent to the Premises.

Section 12.5  Survival.

     This Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE 13
                   LANDLORD'S REPRESENTATIONS AND WARRANTIES


Section 13.1  Landlord's Representations Regarding Title And Use.

     Landlord represents and warrants as a condition of this Lease that: (i) it possesses good marketable fee title to the Premises, subject only to matters described in Section 12.3; (ii) it is authorized to make this Lease for the Term; (iii) the provisions of this Lease do not or will not conflict with or violate the provisions of existing or future agreements between Landlord and third parties; (iv) that the certificate of occupancy for the Premises allows Tenant to use and enjoy the Premises for the purposes set forth in this Lease;
(v) that the Building, the Structure and the Base Building Systems are in a physical, mechanical and working condition sufficient to allow Tenant to use and enjoy the Premises for the purposes set forth in this Lease; (vi) the Premises and the uses thereof for the purposes specified in this Lease are, and will continue to be, in compliance with all Legal Requirements; and (vii) Landlord will deliver to Tenant the Premises and the Building Parking Area free of all tenants and occupants and claims thereto.

Section 13.2  Landlord's Representations Regarding Legal Proceedings.

     Landlord represents and warrants that, as of the date hereof: (i) there are no pending, or, to the best of its knowledge, threatened, claims, causes of action, foreclosure proceedings, filings of involuntary or voluntary bankruptcy or insolvency petitions, appointments of receivers, assignments for the benefit of creditors, lawsuits or judgments against the Premises or Landlord; and (ii) none of the foregoing affecting other properties controlled by or under common control with Landlord or a Person, directly or indirectly, through one or more intermediaries, controlled by Landlord or under common control with Landlord, exist if the same may affect title to the Premises, Landlord's ability to comply with its obligations under this Lease, or Tenant's use of the Premises as herein provided. If, after the date hereof, any such actions, petitions, appointments, assignments or other proceedings are filed or threatened, Landlord shall notify Tenant within 15 days of Landlord's knowledge thereof.

Section 13.3  Title Matters.

     Landlord has delivered to Tenant a copy of a Mortgagee's title insurance policy for the Premises and represents and warrants that the policy is a true and complete copy of the original; that there have been no changes as of the date of this Lease to any matters set forth in such policy. A list of all encumbrances, restrictions, agreements, covenants, declarations, lis pendens, mechanics' liens, and other matters affecting title, whether of record or known by Landlord on the date hereof to exist, or that Landlord anticipates will exist or will be recorded within six months from the date hereof (including all mortgages and superior leasehold interests), are listed on Exhibit C.

                                  ARTICLE 14
                           ALTERATIONS; IMPROVEMENTS


Section 14.1  Tenant Alteration.

     Except as hereinafter provided, Tenant shall not make any changes, alterations, improvements, decorations or installations (collectively, "Alterations") in or to the Premises of any nature without

Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary herein, no consent of or notice to Landlord shall be required for Tenant's initial Alterations or Alterations that do not affect the Base Building Systems or the Structure. All Alterations shall become Landlord's property upon surrender of the Premises to Landlord. Upon or at any time prior to Tenant's surrender of the Premises to Landlord, Tenant shall have the right to remove all or any portion of the Alterations and repair any damage to the Premises occasioned by such removal.

Section 14.2  Law; Mechanics' Liens.

     At its expense, Tenant shall cause its Alterations to be performed in compliance with all applicable Legal Requirements and in a good and workmanlike manner. Tenant shall discharge within 30 days of notification thereof from Landlord, by payment, bond or otherwise, any mechanics' liens filed against the Premises or the Building for work, labor, services or materials claimed to have been performed at or furnished to the Premises for or on behalf of Tenant, except when the mechanics' lien is filed by a contractor, supplier, materialman or laborer retained by Landlord, in which event Landlord shall discharge the lien by payment, bond or otherwise.

                                  ARTICLE 15
                                    REPAIRS


Section 15.1  Tenant's Obligations.

     Tenant shall be responsible for routine maintenance and repairs of a non-capital nature of the Premises, the Building and the Base Building Systems, including without limitation Tenant's Property and Alterations and the roof; provided, however, Tenant shall not be responsible for any repairs, replacements or maintenance necessitated by the gross negligence or willful misconduct of Landlord or Landlord's Representatives.

Section 15.2  Landlord's Obligations.

     Landlord shall pay for and make all necessary repairs and replacements to the Premises, the Building and the Base Building Systems of a capital nature or otherwise due to the negligence or willful misconduct of Landlord or Landlord's Representatives.

                                  ARTICLE 16
                                   CASUALTY


Section 16.1  Restoration and Abatement.

     If the Premises or any part thereof shall be partially damaged by fire or other casualty and Tenant gives prompt notice thereof to Landlord, subject to its rights under Section 15.2 herein, Landlord shall proceed with commercially reasonable diligence to repair or cause to be repaired such damage, including without limitation the Alterations, but except for Tenant's Property. Rent shall be abated to the extent that the Premises are unusable or inaccessible by Tenant in the conduct of its business by virtue of such casualty and the abatement shall be from the date of the damage or destruction.

Section 16.2  Right of Termination.

(a) If the Premises is substantially damaged or destroyed by fire or other casualty, Landlord may terminate this Lease by notice to Tenant within 30 days after the date of the casualty, and this Lease shall terminate upon the 30th day after such notice, by which date Tenant shall vacate and surrender the Premises to Landlord. Rent shall be prorated to the date of the casualty. The Premises shall be deemed substantially damaged or destroyed if: (i) more than 50% of the rentable area of the Building is damaged or destroyed; or (ii) restoration is not feasible, in accordance with the reasonable estimate of an independent architect retained by Landlord, within one year from the date of the estimate. Landlord shall deliver the architect's estimate to Tenant within 20 days after the date of the casualty.

(b) If: (i) the Premises are damaged or rendered inaccessible by fire or other casualty; or (ii) a substantial part of the Building Parking Area shall be damaged by fire or other casualty so that it cannot be used for parking; and (iii) in either event, Landlord's architect's opinion is that restoration of the damage is not feasible within 180 days (120 days in the case of damage within the next-to-last Lease Year of the Term and 90 days in the case of damage within the last Lease Year of the Term) from the date of the estimate, then Tenant may terminate this Lease by notice to Landlord within 30 days after receipt of said architect's estimate.

(c) If this Lease shall not be terminated by either party pursuant to subsections (a) or (b) above and if Landlord does not substantially complete restoration of the Building and reasonable access thereto and parking therefor within 180 days (or the lesser number of days specified in subsection (b) above for damage in the last two Lease Years) after the date of the damage, then Tenant may terminate this Lease by notice to Landlord within 30 days after the expiration of such period. The 180-day period described in the preceding sentence shall include a period of not less than 14 days during which Tenant has been provided reasonable access to the Building to install Tenant's Property.

                                  ARTICLE 17
                                EMINENT DOMAIN


Section 17.1  Termination, Abatement and Restoration.

(a) If the whole of the Building, the Land or the Premises, or such part thereof as will render the remainder inadequate for the conduct of Tenant's business, shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation).

(b) If only a part of the Premises shall be so acquired or condemned, then (i) Tenant may terminate this Lease by notice to Landlord if in Tenant's sole and absolute discretion, such acquisition or condemnation renders the Premises unsuitable for Tenant's business operation, or (ii) except as otherwise provided in this Article, this Lease and the Term shall continue in full force and effect, but, from and after the date of the vesting of title, Base Rent shall be an amount that bears the same ratio to the Base Rent payable immediately prior to such condemnation pursuant to this Lease, as the value of the untaken portion of the Premises (appraised after the taking and repair of any damage to the Building pursuant to this Section) bears to the value of the entire Premises immediately before the taking, and any Additional Rent payable or credits receivable shall be adjusted to reflect the diminution of the Premises or the Building, as applicable. The value of the Premises before and after the taking shall be determined for the purposes of this Section by an independent appraiser selected by Landlord, subject to Tenant's reasonable approval.

(c) If this Lease is not terminated pursuant to the provisions of this Section, Landlord, at Landlord's expense, shall diligently restore that part of the Premises not so acquired or condemned to a self-contained rental unit, to at least substantially the condition of the Premises existing prior to the condemnation; provided, however, that Landlord shall not be required to repair or replace any of Tenant's

     Property. In the event of any termination of this Lease pursuant to the provisions of this Section, Rent shall be apportioned as of the date of such termination, and any prepaid portion of Rent for any period after such date shall be promptly refunded by Landlord to Tenant.

Section 17.2  Condemnation Award.

     In the event of any such acquisition or condemnation of all or any part of the Premises, Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for any moving expenses, interruption of Tenant's business, any unamortized leasehold improvements paid for by Tenant and the value of any Tenant's Property.

                                  ARTICLE 18
                     TENANT'S DEFAULT; LANDLORD'S REMEDIES


Section 18.1  Tenant's Events of Default.

     Tenant shall be deemed in default of this Lease (a "Tenant Default") if:

(a) Tenant fails to pay any installment of Rent when due and such default continues for a period of ten (10) Business Days after written notice from Landlord of such default; or

(b) Tenant fails to perform any material term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent), and Tenant fails to remedy such default within 30 days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within such 30-day period, if Tenant does not promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the default within 90 days after Landlord's notice of default; or

(c) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property; or

(d) Within 90 days after the commencement of any proceeding described in subsection (c) above against Tenant, such proceeding has not been dismissed, or if, within 90 days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, with or without the consent or acquiescence of Tenant, such appointment has not been vacated or otherwise discharged, or if any execution or attachment has been issued against Tenant or any of Tenant's Property pursuant to which part or all of the Building has been taken or occupied or attempted to be taken or occupied.

Section 18.2  Landlord's Remedies.

(a) Upon a Tenant Default, Landlord may terminate this Lease after giving Tenant at least 30 days' written notice of its intention to do so and in accordance with any Legal Requirements governing such termination. Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in writing and signed by both parties.

(b) If Landlord terminates this Lease or terminates Tenant's right to possess the Premises because of a Tenant Default, Tenant shall be liable for only those actual damages suffered by Landlord. Tenant shall pay any such sums due within 30 days of receiving Landlord's proper and correct invoice for the amounts. Landlord is not entitled to accelerate Base Rent or any other amounts that would become due from Tenant to Landlord. During each collection action, Landlord shall be limited to the amount of Base Rent due that would have accrued had the Lease not been terminated. Landlord shall mitigate any damage by making best efforts to relet the Premises on reasonable terms.

                                  ARTICLE 19
                     LANDLORD'S DEFAULT; TENANT'S REMEDIES

Section 19.1  Landlord's Default.

     Landlord shall be deemed in default of this Lease (a "Landlord Default") if Landlord fails to perform any term, covenant or condition of Landlord under this Lease and fails to cure such default within a period of 30 days after notice from Tenant specifying such default (or if the default specified by Tenant is not capable of cure within such 30-day period, if Landlord fails immediately after notice from Tenant to commence to cure such default and diligently to pursue completion of such cure during and within a reasonable time after such 30-day period). Nothing in this Section shall limit Tenant's rights of abatement or self-help expressly set forth herein, and expressly including, without limitation, Section 8.2.

Section 19.2  Tenant's Remedies.

(a) Upon a Landlord Default, Tenant may, upon the first occurrence of any Landlord Default, (i) correct the Landlord Default and deduct the cost from Base Rent and other sums payable or (ii) withhold payment of Base Rent and other sums payable, if any, due to Landlord until Landlord has corrected the specified Landlord Default. Upon the second occurrence of any Landlord Default or upon the failure of Landlord to cure any Landlord Default within 90 days, Tenant shall have the right to seek the judicial remedy of specific performance or to terminate this Lease by providing Landlord with written notice of such termination.

(b) Tenant agrees to simultaneously give Landlord's Mortgagee (as defined in Section 22.1) a copy of any notice of a Landlord Default that Tenant serves upon Landlord. Landlord's Mortgagee shall have the right to cure a Landlord Default within the period provided to Landlord.

                                  ARTICLE 20
                       NON-LIABILITY AND INDEMNIFICATION

Section 20.1  Nonliability.

(a) Except to the extent resulting from the willful act or negligence of Landlord or Landlord's Representatives, Landlord shall not be liable to Tenant in connection with or arising from any injury to Tenant or any other person, or for any damage to, or loss (by theft or otherwise) of, any of Tenant's Property or the property of any other Person. Tenant waives, to the full extent permitted by law, any claim for consequential damages arising from any negligence of Landlord or Landlord's Representatives.

(b) Except to the extent resulting from the willful act or negligence of Tenant or Tenant's Representatives, Tenant shall not be liable to Landlord or Landlord's Representatives in connection with or arising from any injury to any person, or for any damage to, or loss (by theft or otherwise) of, any of Landlord's property or the property of any other Person. Landlord waives, to the full extent permitted by law, any claim for consequential damages arising from any negligence of Tenant or Tenant's Representatives.

Section 20.2  Indemnification By Tenant.

     Tenant shall indemnify and save Landlord harmless of and from all losses, costs, liabilities, claims, damages, expenses, penalties and fines, incurred in connection with or arising from: (i) any Tenant Default; or (ii) any negligence of Tenant or any of Tenant's Representatives in or about the Premises during the Term, including any negligence in the making or performing of any Tenant Alterations. If any action or proceeding shall be brought against Landlord, based upon any such claim, Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant's expense. Landlord hereby waives any claim for consequential damages to the extent permitted by law.

Section 20.3  Indemnification By Landlord.

     Landlord shall indemnify and save Tenant harmless of and from all losses, costs, liabilities, claims, damages, expenses, penalties and fines, incurred in connection with or arising from: (i) any Landlord Default; and (ii) any negligence of Landlord or Landlord's Representatives in or about the Premises either prior to, during, or after the expiration of the Term, including any negligence in the making or performing of any improvements. If any action or proceeding shall be brought against Tenant based upon any such claim, Landlord, upon notice from Tenant, shall cause such action or proceeding to be defended at Landlord's expense. Tenant hereby waives any claim for consequential damages to the extent permitted by law.

Section 20.4  Conditions to Indemnification.

     The indemnifications provided for above shall be subject to the following conditions: (i) the indemnified party shall give the indemnifying party prompt written notice of any claim subject to indemnification of which the indemnified party has knowledge; (ii) the indemnifying party's obligation to indemnify shall exclude any injury, loss or damage caused by the negligence of the indemnified party, or its agents, contractors, and employees; (iii) the indemnified party shall reasonably cooperate with the indemnifying party in defense of any claim subject to the indemnifying party's indemnification (but such cooperation shall be without expense to the indemnified party); and (iv) the indemnifying party may defend with counsel of its choice, at its cost but selected in its sole discretion.

                                  ARTICLE 21
                                   SURRENDER


Section 21.1  Surrender.

     On the last day of the Term, Tenant shall quit and surrender the Premises to Landlord broom clean, in substantially the same order, condition and repair as on the Commencement Date, except for ordinary wear, tear and damage by fire or other casualty, and except for obligations of Landlord, together with all Alterations, except as otherwise provided for in this Lease and excluding Tenant's Property. Tenant shall remove from the Building all of Tenant's Property and all personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Building occasioned by such removal. Notwithstanding anything to the contrary herein, Tenant shall not be required to remove any telephone, computer or similar cabling or wiring installed in the Building by or on behalf of Tenant.

Section 21.2  Holdover.

     Following the expiration or earlier termination of the Term, if Tenant continues in possession of the Building, Tenant's occupancy shall be as a month-to-month tenant. Tenant shall pay Landlord monthly rent for such time as Tenant remains in possession without Landlord's consent at the following rates: Base Rent payable during the first holdover month shall be equal to Base Rent payable during the final month of the Term. Should Tenant's holdover continue during the subsequent 60 days, Base Rent shall be increased to l25% of Base Rent payable during the final month of the Term until such time as Tenant vacates the Building. Additional Rent shall be payable during any holdover. The Base Rent increases provided herein shall constitute Landlord's sole and exclusive remedy hereunder, and Tenant shall not be liable for any damages under this Section.

                                  ARTICLE 22
                                   INSURANCE

Section 22.1  Insurance.

(a) Tenant shall obtain and keep in full force and effect during the Term, at Tenant's cost and expense, and in the following amounts: (i) Commercial General Liability Insurance on an occurrence basis, such insurance to afford protection in an amount not less than $2,000,000 combined single limit, protecting Tenant against any and all claims for bodily injury, death or property damage to, occurring in or upon the Premises or any part thereof and naming Landlord as an additional insured; (ii) insurance against fire and other such perils as may be included in a so-called fire and special extended coverage insurance form on the Building in the amount of $2,000,000; and (iii) contractual liability insurance in an amount not less than $2,000,000 insuring Tenant's liability pursuant to Article 20 hereof.

(b) Tenant's insurance shall be written by an insurance company admitted to do business in the State of Connecticut.

                                  ARTICLE 23
                 SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

Section 23.1  Subordination; Non-Disturbance.

     This Lease shall be subordinate and subject to all ground and underlying leases and to any first mortgages thereon and to any first mortgages covering the fee of the Premises, and to all renewals, modifications or replacements thereof; provided, however, that, with respect to any existing ground lease, underlying lease and/or mortgage, no later than the date Tenant executes and delivers this Lease, and, with respect to any future ground lease, underlying lease and/or mortgage, on or before the effective date thereof, Landlord shall obtain from its ground lessor, underlying lessor and/or mortgagee, as the case may be (in any such case, "Landlord's Mortgagee"), and caused to be filed on the public record, a written non-disturbance agreement between Landlord's Mortgagee and Tenant that shall be binding on the parties thereto and their respective legal representatives, successors and assigns, and provide, among other provisions, that, so long as this Lease is in full force and effect and Tenant is not in Default hereunder following any required notice from Landlord to Tenant of such Default and following the expiration of any applicable cure period relating thereto: (i) Tenant shall not be joined as a defendant in any proceeding that may be instituted to terminate or enforce the ground or underlying lease or to foreclose or enforce the mortgage; (ii) Tenant's possession and use of the Premises in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination to or any modification of or default under the ground or underlying lease or mortgage; and (iii) Landlord's Mortgagee will make available to

Landlord any insurance proceeds or condemnation awards payable to Landlord for the purposes agreed upon in this Lease.

Section 23.2  Attornment.

(a) If Landlord's Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Tenant will attorn to and recognize such successor-landlord as Tenant's landlord, provided the successor-landlord accepts such attornment and recognizes Tenant's rights of possession and use of the Premises in accordance with the provisions of this Lease.

(b) Landlord expressly authorizes Tenant to rely on any notice from such successor-landlord made in accordance with the notice provision contained herein which appears on its face to be genuine, and Tenant shall have no duty to make any inquiry into the existence of a default or the genuineness or validity of any such notice as a condition to acting and relying on such notice. This shall include any notice from the successor-landlord notifying Tenant of a default under the mortgage or lease and instructing Tenant to pay all Rent to such successor-landlord. All such payments made in good faith and in reliance on such notice shall be deemed to have been made to or on behalf of Landlord and shall not be a breach under this Lease.

                                  ARTICLE 24
                                    ACCESS

Section 24.1  Landlord's Access.

     Landlord or Landlord's agents shall have the right to enter the Premises for any of the purposes specified in this Lease and: (i) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this Lease; (ii) to exhibit the Premises to a prospective purchaser, mortgagee or ground lessor of the Building, and during the last six (6) months of the Term to exhibit the Premises to prospective tenants; (iii) to make such repairs, alterations, improvements or additions or to perform such maintenance, including the maintenance of all Base Building Systems, as Landlord may deem necessary or desirable; and (iv) to take all materials into and upon the Premises that may be required in connection with any such repairs, alterations, improvements, additions or maintenance. Notwithstanding the foregoing, except in emergencies hereunder: (i) all entries by Landlord under this Article shall be at reasonable times and after at least 24 hours' prior written notice to Tenant; (ii) shall be conducted so as not to unduly interfere with Tenant's use and occupancy of the Premises; (iii) shall be subject to Tenant's reasonable security and confidentiality requirements from time to time (including the accompaniment of a Tenant representative if necessary in Tenant's sole discretion); and (iv) Tenant may designate one or more areas in the Premises as secure areas, and Landlord shall have no right of access thereto without being accompanied by Tenant's designated representative.

Section 24.2    Tenant's Access.

          Notwithstanding anything contained herein to the contrary, Tenant may take possession of the portions of the Premises known as the "Back Area" on or after August 22, 2000, and the "Office Area" on or after September 13, 2000, each as defined and identified on Exhibit A, upon all the same terms and conditions contained herein except that Tenant's obligation to pay Rent shall not commence until the Commencement Date. Landlord shall deliver the balance of the Premises on or before the Commencement Date.

                                  ARTICLE 25
                        INABILITY TO PERFORM AND WAIVERS


Section 25.1  Unavoidable Delays.

     Except as otherwise specified herein, this Lease and the obligations of a party to perform all of the terms, covenants and conditions on its part to be performed shall in no way be affected, impaired or excused because the other party, due to Unavoidable Delay, is: (i) unable to fulfill any of its obligations under this Lease; or (ii) unable to supply or delayed in supplying any service expressly or impliedly to be supplied; or (iii) unable to make or delayed in making any repairs, replacements, additions, alterations or decorations; or (iv) unable to supply or delayed in supplying any equipment or fixtures. In no event, however, shall Tenant be excused from paying Rent or Landlord be excused from making any required payment because of Unavoidable Delay. Notwithstanding anything to the contrary herein: (i) this Section shall not apply to or Section 8.2 above; and (ii) if the Premises are rendered unusable or inaccessible for 30 or more days as a result of an Unavoidable Delay, Rent shall be abated as of the end of the 30-day period until the Premises become fully usable and accessible.

Section 25.2  Trial by Jury.

     To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto.

Section 25.3  Waivers.

     The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment of the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission, whether of a similar nature or otherwise.

                                  ARTICLE 26
                                QUIET ENJOYMENT

Section 26.1  Covenant.

     Tenant shall have the peaceful and quiet enjoyment and possession of the Premises and its parking and other rights hereunder without hindrance or molestation by Landlord or any party claiming under or through Landlord, subject to the terms, covenants and conditions of this Lease.

                                  ARTICLE 27
                                   BROKERAGE


Section 27.1  Representations and Indemnification.

     Each of Landlord and Tenant warrants and represents that it has dealt with no real estate broker in connection with this Lease and that no broker is entitled to any commission on account of this Lease. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorneys' fees, arising from the breach.

                                  ARTICLE 28
                       NOTICES AND ESTOPPEL CERTIFICATE

Section 28.1  Notice Methods.

     Any notice, request or demand under this Lease shall be in writing, considered properly delivered when actually received by the other party, addressed as hereinafter provided, and: (i) served personally; (ii) sent by a nationally-recognized overnight courier with return receipt; or (iii) sent by the United States Postal Service, registered or certified mail (return receipt requested). Any notice, request or demand by Tenant to Landlord shall be addressed to Landlord at the notice address for Landlord set forth in the Basic Lease Information, until otherwise directed in writing by Landlord and, if requested in writing by Landlord, simultaneously served on or sent to Landlord's Mortgagee at the address specified in such request. Any notice, request or demand by Landlord to Tenant shall be addressed to Tenant at the address for Tenant set forth in the Basic Lease Information, until otherwise directed in writing by Tenant. Notwithstanding the foregoing, rejection or other refusal to accept a notice, request or demand, or the inability to deliver the same because of a changed address of which no notice was given, shall be deemed to be receipt of the notice, request or demand sent.

Section 28.2  Estoppels and Payment to Mortgagee.

(a) At any time, and from time to time upon not less than 20 days' prior written notice by Landlord to Tenant, but not more than once each Lease Year, Tenant shall execute, acknowledge and deliver to Landlord a statement, in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), the dates to which Rent has been paid in advance, if any, stating whether, to Tenant's knowledge, there are any offsets to Tenant's obligation to pay Rent hereunder and describing them, if any, stating whether or not to the actual knowledge of the signer of such certificate (who shall be a duly authorized officer or signatory of Tenant) Landlord is in default in performance of any term, covenant or condition contained in this Lease and, if so, specifying each such default of which the signer may have actual knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Premises or any part thereof, or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, or by any prospective assignee of any mortgage thereof.

(b) At any time, and from time to time upon not less than 20 days' prior written notice by Tenant to Landlord, but not more than once each Lease Year, Landlord shall execute, acknowledge and deliver to Tenant a statement, in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and dates to which Rent has been paid in advance, if any, stating whether, to Landlord's knowledge, there are any offsets to Tenant's obligation to pay Rent hereunder and describing them, if any, and stating whether or not to the actual knowledge of the signer of such certificate (who shall be a duly authorized officer or signatory of Landlord) either party is in default in performance of any term, covenant or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge actual, it being intended that any such statement delivered pursuant hereto may be relied upon by any third party.

                                  ARTICLE 29
                                     SIGNS

Section 29.1  Tenant's Signs.

     Tenant may, at Tenant's own cost and expense, lawfully erect or place signs concerning the business of Tenant on the exterior and/or interior walls of the Building. Tenant shall maintain its signs in a good state of repair, save Landlord harmless from any loss, cost or damages as a result of the erection, maintenance, existence or removal of its signs, and repair any damage that may have been caused by the erection, existence, maintenance or removal of such signs, reasonable wear and tear excepted. At the end of the Term, Tenant shall remove its signs at its expense. Landlord shall not erect any signs on the Building without Tenant's prior consent.

                                  ARTICLE 30
                               SECURITY DEPOSIT

Section 30.1 Landlord shall invest the Security Deposit in a segregated, interest-bearing account of not less that 5% per annum, with all interest paid to Tenant. At any time prior to or during the term of this Lease, Tenant may substitute the Security Deposit with a letter of credit in form reasonably satisfactory to Landlord. Landlord shall return the entire Security Deposit or the Letter of Credit to Tenant immediately following the expiration of the 3rd Lease Year.

                                  ARTICLE 31
                                    PARKING

Section 31.1 Landlord hereby grants to Tenant the exclusive right to use the Building Parking Area as shown on Exhibit A.

                                  ARTICLE 32
                                 MISCELLANEOUS

Section 32.1  Successors.

     The terms, covenants and conditions contained in this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 10 shall operate to vest any rights in any successor or assignee or Tenant.

Section 32.2  Entire Agreement and Amendments.

     This Lease contains the entire agreement between the parties, and all prior negotiations and agreements are merged in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, except by a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.

Section 32.3  Governing Law.

     This Lease shall be governed in all respects by the laws of the State of Connecticut.

Section 32.4  Invalid Provision.

     If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby.

Section 32.5  Consents.

     Except as otherwise specified in this Lease, including the Exhibits hereto, a party shall not unreasonably withhold, delay or condition any requested consent or approval. Consent or approval shall be deemed given if the responding party has not replied within ten (10) Business Days of the receipt of the request and all information reasonably required for such consent or approval.

Section 32.6  Notice of Lease.

     This Lease shall not be filed on the public record by either Landlord or Tenant. Either party may, however, request that a memorandum of this Lease be filed in a form reasonably acceptable to both. Landlord and Tenant shall execute and deliver a memorandum of this Lease in proper form for recording within ten (10) Business Days following the request therefor and the delivery by the requesting party of a draft memorandum of lease.

Section 32.7  Counterparts.

     This Lease may be executed in any number of counterparts, each of which upon execution and delivery shall be considered an original for all purposes; provided, however, that all such counterparts shall, together, upon execution and delivery, constitute one and the same instrument.

Section 32.8  Cumulative Remedies.

     All of the remedies given to a party in this Lease in the event of default by the other party are in addition to all other rights or remedies to the first party may be entitled at law or in equity; all such remedies shall be deemed cumulative and the election of one shall not be deemed a waiver of any other or further rights or remedies.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                    Landlord:

                                    6750 MAIN STREET, INC.


                                    By:/s/ RICHARD E. CREED
                                       -----------------------------------------
                                    Name: Richard E. Creed
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------


                                    Tenant:

                                    CiDRA CORPORATION


                                    By:/s/ F. KEVIN DIDDEN
                                       -----------------------------------------
                                    Name: F. Kevin Didden
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                   EXHIBIT A

                             [SKETCH OF PREMISES]



                                     -A1-

                                   EXHIBIT B

                              [LEGAL DESCRIPTION]



                                     -B1-

                                   EXHIBIT C

                            [LIST OF ENCUMBRANCES]


                                     -C1-

                                   EXHIBIT D

                                 [WORK LETTER]



     To induce Tenant to enter into the Lease (to which this Exhibit d is attached) and in consideration of the mutual covenants hereinafter contained, Landlord agrees to perform the following work to the Premises within the following time periods:

--------------------------------------------------------------------------------------------------------
Description of work:                                To be performed on or prior to:
--------------------------------------------------------------------------------------------------------
1.  Install new membrane roof.                      In coordination with Tenant's initial alterations,
                                                    but prior to November 1, 2000.
--------------------------------------------------------------------------------------------------------
2.  Resurface parking lot.                          October 10, 2000
--------------------------------------------------------------------------------------------------------
3.  Restain exterior wood and remove dead plants.   October 10, 2000
--------------------------------------------------------------------------------------------------------
4.  Upgrade the HVAC at $3.00 per square foot.      In coordination with Tenant's initial alterations,
                                                    but prior to November 1, 2000.
--------------------------------------------------------------------------------------------------------
5.  Upgrade electrical service to 480 volts and     October 10, 2000
    add major circuits.
--------------------------------------------------------------------------------------------------------
6.  All upgrades required for ADA compliance.       In coordination with Tenant's initial alterations,
                                                    but prior to November 1, 2000.
--------------------------------------------------------------------------------------------------------




                                     -C2-